UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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The Parking REIT, Inc.
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

Contact:
Shannon Gibson
702-534-5577

The Parking REIT, Inc. Adjourns 2020 Annual Meeting of Stockholders

LAS VEGAS, NEVADA (December 29, 2020) – The Parking REIT, Inc. (“TPR” or the “Company”) announced today that a quorum was not present, in person or by proxy, at the 2020 Annual Meeting of Stockholders of TPR originally convened on December 28, 2020.  To allow for additional solicitation, the meeting was adjourned until Wednesday, January 20, 2021, at 9:30 a.m., local time, at the offices of Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, MD 21202.
During the period of the adjournment, TPR will continue to solicit proxies from stockholders with respect to the election of directors and the ratification of the appointment of RBSM LLP as TPR’s independent registered accounting firm for the fiscal year ending December 31, 2020, each as set forth in TPR’s Proxy Statement. Stockholders are urged to follow the instructions on their proxy cards and to authorize a proxy to vote their shares by completing the proxy card and returning it, or to vote their shares by telephone or Internet.  If a stockholder has previously submitted its proxy and does not wish to change its vote, no further action is required by such stockholder.  If you have not already submitted a request to attend the annual meeting pursuant to the instructions in the proxy statement, you will not be able to attend the adjourned meeting in person.

If you have questions or need assistance, please call Georgeson LLC, toll-free at 1-866-431-2105.

About The Parking REIT, Inc.
The Parking REIT, Inc. is an internally-managed, publicly registered, non-listed REIT that invests primarily in parking lots and garages in the United States. Its assets include 37 parking facilities located in 16 states. For more information, please visit TheParkingREIT.com.

Forward-looking statements
The statements in this press release include statements regarding the intent, belief or current expectations of the Company, the Board and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. These risks include, but are not limited to: national and local economic, business and real estate market condition; the ability to maintain sufficient liquidity and the Company's access to capital markets; the Company's ability to maintain compliance with covenants imposed on the Company by agreements governing the Company's indebtedness; the Company's ability to identify, successfully compete for and complete investment opportunities; and the performance of assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.